Exhibit 99.1
Houston, July 5, 2007
Hanover Compressor Company and Universal Compression Holdings, Inc.
Announce Termination of HSR Waiting Period
Hanover Compressor Company (NYSE:HC) and Universal Compression Holdings, Inc. (NYSE:UCO) announced today that each company has received notice that the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to their proposed merger has been terminated. Termination of the waiting period satisfies a condition to the closing of the proposed merger.
The proposed merger of Hanover and Universal, which was announced on February 5, 2007, provides for each common share of Hanover to be converted into 0.325 shares of common stock of a newly created holding company called Exterran Holdings, Inc. and each common share of Universal to be converted into one share of common stock of Exterran. The consummation of the merger remains subject to other closing conditions, including the approval of the stockholders of each of Hanover and Universal. Closing of the transaction is currently anticipated in the third quarter of 2007, but no assurances can be given as to the timing of the satisfaction of all closing conditions or that all required approvals will be received.
About Hanover Compressor Company
Hanover Compressor Company is a global market leader in full service natural gas compression and a leading provider of service, fabrication and equipment for oil and natural gas production, processing and transportation applications. Hanover sells and rents this equipment and provides complete operation and maintenance services, including run-time guarantees for both customer-owned equipment and its fleet of rental equipment.
About Universal Compression Holdings
Universal Compression Holdings, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.
Forward-Looking Statements
Statements about Universal Compression Holdings’ and Hanover Compressor Company’s outlook and all other statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are
12001 North Houston Rosslyn, Houston, Texas 77086
(281) 447-8787
www.hanover-co.com

outside Universal’s and Hanover’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the ability of Universal and Hanover to complete their proposed merger and the expected timing of the closing of the transaction. While Universal and Hanover believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the failure to receive the approval of the merger by the stockholders of Hanover and Universal and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 thereto, Hanover’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Amendment No. 1 thereto, and those set forth from time to time in Universal’s and Hanover’s filings with the Securities and Exchange Commission (“SEC”), which are available through www.universalcompression.com and www.hanover-co.com. Except as required by law, Universal and Hanover expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
Additional Information
In connection with the proposed merger of Universal Compression Holdings and Hanover Compressor Company, a registration statement of the new company, Exterran Holdings, Inc. (formerly Iliad Holdings, Inc.), which includes preliminary proxy statements of Universal Compression Holdings and Hanover, and other materials, has been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, WHICH IS AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, HANOVER, EXTERRAN HOLDINGS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus when it is available and other documents containing information about Universal Compression Holdings and Hanover, without charge, at the SEC’s web site at www.sec.gov, Universal Compression Holdings’ web site at www.universalcompression.com, and Hanover’s web site at www.hanover-co.com. Copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and the SEC filings that are and will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Universal Compression Holdings, Inc., 713-335-7000 or to Investor Relations, Hanover Compressor Company, 832-554-4856.
Participants in Solicitation
Universal Compression Holdings and Hanover Compressor Company and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the merger. Information about these persons can be found in Universal Compression Holdings’ Annual Report on Form 10-K, as amended by Amendment No. 1, as filed with the SEC on March 1, 2007 and April 30, 2007, respectively, and in Hanover’s Annual Report on Form 10-K, as amended by Amendment No. 1, as filed with the SEC on February 28, 2007 and April 30, 2007, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the preliminary proxy statement/prospectus that has been filed with the SEC and will be included in the definitive proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

CONTACTS:
Hanover Compressor Company
Lee E. Beckelman
Senior Vice President and Chief Financial Officer
281-405-5194
Stephen P. York
Vice President, Investor Relations & Technology
832-554-4856
Universal Compression Holdings, Inc.
J. Michael Anderson
Senior Vice President and Chief Financial Officer
713-335-7295
David Oatman
Vice President, Investor Relations
713-335-7460